UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2014

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Acadia Realty Trust (the “Registrant”) is registering the resale of up to 1,396,063 common shares of beneficial interest, of which up to 162,730 units relate to potential earn-out compensation, which may be issuable upon exchange of units of limited partnership interest (“OP units”) by the holders of such units (the “OP unit holders”), under the Registrant’s registration statement on Form S-3 (File No. 333-180607), as supplemented by the prospectus supplement filed March 27, 2014 (the “Prospectus Supplement”) with the Securities and Exchange Commission.

In December 2013, the Registrant’s operating partnership, Acadia Realty Limited Partnership (the “Operating Partnership”), issued 1,233,333 OP Units, not including up to 162,730 OP units that relate to potential earn-out compensation, to the OP unit holders in exchange for certain real estate property contributed to the Operating Partnership. Concurrent with the closing of the transaction and the issuance of the OP units, the Registrant entered into a registration rights agreement pursuant to which it agreed to file the Prospectus Supplement registering the resale of the common shares that may be issuable upon exchange of the OP units. The registration of the common shares covered by the Prospectus Supplement satisfies the Registrant’s contractual obligation to do so but does not necessarily mean that the shares will be sold by the OP unit holders.

Attached hereto and incorporated by reference hereto is the opinion of Venable LLP relating to the validity of the securities offered by the Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date: March 28, 2014	By:	/s/ Jonathan Grisham
	Name:	Jonathan Grisham
	Title:	Sr. Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

(d)	Exhibits

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).